                                                                EXHIBIT 1.1

                2,000,000 CONVERTIBLE TRUST PREFERRED SECURITIES

                              WALBRO CAPITAL TRUST

                 [    ]% Convertible Trust Preferred Securities
                    (Liquidation amount $25 per Convertible
                           Trust Preferred Security)
                         Guaranteed by and Convertible
                              into Common Stock of
                               WALBRO CORPORATION


                             UNDERWRITING AGREEMENT


                                                              January [  ], 1997

SMITH BARNEY INC.
INTERSTATE/JOHNSON LANE CORPORATION

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York  10013

Ladies and Gentlemen:

          Walbro Capital Trust (the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue
and sell 2,000,000 [    ]% Convertible Trust Preferred Securities, liquidation
amount $25 per security (the "Firm Preferred Securities"), to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Trust also proposes, upon the terms and conditions set forth herein and solely for the purpose of covering over-allotments, to issue and sell to the Underwriters up
to an additional 300,000 [    ]% Convertible Trust Preferred Securities,
liquidation amount $25 per security (the "Additional Preferred Securities"). The Firm Preferred Securities and the Additional Preferred Securities are hereinafter collectively referred to as the "Preferred Securities."

          Each Preferred Security is convertible at the option of the holder thereof into shares of common stock, par value
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$.50 per share (the "Conversion Shares"), of Walbro Corporation (the "Company"
and together with the Trust, the "Offerors") at a conversion rate of [   ]
Conversion Shares for each Preferred Security, subject to adjustment in certain circumstances. The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of the Closing Date (as defined below) executed and delivered by the Company and Bankers Trust Company (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") which will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of the Closing Date, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the
Trust to purchase the [    ]% Convertible Subordinated Debentures due 2017 (the
"Convertible Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of Closing Date (the "Declaration"), among the Company, as Sponsor, Bankers Trust Company, as institutional trustee (the "Institutional Trustee"), Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee"), and Lambert E. Althaver, Daniel
L. Hittler and Michael A. Shope, as regular trustees (the "Regular Trustees," and together with the Institutional Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Convertible Debentures will be issued pursuant to an Indenture, to be dated as of the Closing Date (the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Indenture Trustee"). The Preferred Securities, the Preferred Securities Guarantee, the Convertible Debentures and the Conversion Shares are collectively referred to herein as the "Securities."

Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

            The Offerors wish to confirm as follows their agreement with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Preferred Securities by the Underwriters.

            1. Registration Statement and Prospectus. The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (File No. 333-18317) under the Securities Act (the "registration statement"), including a prospectus subject to completion relating to the Securities. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Preferred Securities may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Securities Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion relating to the Preferred Securities in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

            2. Agreements to Sell and Purchase. The Trust hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein each Underwriter agrees, severally and not jointly,
to purchase from the Trust, at a purchase price of $[     ] per Firm Preferred
Security, plus accrued distributions, if any from [          ], 1997, the
number of Firm Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Preferred Securities increased as set forth in Section 10 hereof).

            The Company agrees that, in view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Convertible Debentures, it shall pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment of the proceeds therein, on
the Closing Date, $[         ] per Firm Preferred Security.  The Underwriters
shall inform the Company in writing on the Closing Date of the aggregate number of Firm Preferred Securities so sold.

            The Trust also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Trust pursuant to an option (the "over-allotment option") which may be exercised at any one time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq National Market ("Nasdaq") is open for trading), up to 300,000 Additional Preferred Securities at the same purchase price as the Firm Preferred Securities, plus accrued
distributions, if any, from [          ], 1997.  Upon exercise of the
over-allotment option, each Underwriter, severally and not jointly, agrees to purchase that number of Additional Preferred Securities (subject to such adjustments as you may determine in order to avoid fractional securities) which bears the same proportion to the aggregate number of Additional Preferred Securities to be purchased by the Underwriters as the number of Firm Preferred Securities set forth opposite the name of such Underwriter bears in Schedule I hereto (or such number of Firm Preferred Securities increased as set forth in Section 10 hereof) to the aggregate number of Firm Preferred Securities. The Company agrees that it will pay Underwriters' Compensation on the Option Closing Date (as hereinafter defined) in the amounts per Preferred Security set forth in the immediately preceding paragraph with respect to any Additional Preferred Securities purchased by the Underwriters.

            3. Terms of Public Offering. The Offerors have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon as the Underwriters deem advisable after the Registration Statement has become effective, this Agreement has been executed and delivered, and the Declaration, the Preferred Securities Guarantee Agreement and the Indenture have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its Common Securities, and will be used by the Trust to purchase an equivalent amount of the Convertible Debentures.

            4. Delivery of the Preferred Securities and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Preferred Securities shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New
York, New York 10013, at 8:30 A.M., New York City time, on [          ], 1997
(the "Closing Date"). The place of closing for the Preferred Securities and the Closing Date may be varied by agreement between you and the Company.

            Delivery to the Underwriters of and payment for any Additional Preferred Securities to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you to the Offerors of the Underwriters' determination to purchase the number of Additional Preferred Securities specified in such notice. The place of closing for any Additional Preferred Securities and the Option Closing Date for such Additional Preferred Securities may be varied by agreement between you and the Offerors.

            The Firm Preferred Securities and any Additional Preferred Securities which the Underwriters may elect to purchase shall be delivered to you for the accounts of the several Underwriters registered in the name of Cede & Co., as nominee for the Depository Trust Company, against payment of the purchase price therefor in immediately available funds. The Preferred Securities to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

            5. Agreements of the Offerors. The Company and the Trust, jointly and severally, agree with the several Underwriters as follows:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto (or any Additional Registration Statement) to be declared or to become effective before the offering of the Securities may commence, the Offerors will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment (or any Additional Registration Statement) has become effective.

            (b) The Offerors will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Offerors will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

            (c) The Offerors will furnish to you, without charge, (i) 3 copies of the registration statement as originally filed with the Commission via EDGAR and of each amendment thereto so filed, including financial statements and all exhibits to the registration statement, and will furnish you with an equal number of copies of executed signature pages regarding the same, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request and (iii) such number of copies of the Declaration, the Preferred Securities Guarantee Agreement, the Common Securities Guarantee Agreement and the Indenture and of the Incorporated Documents, as you may reasonably request.

            (d) Prior to the end of the period of time referred to in the first sentence in subsection (f) below, the Offerors will not file any amendment to the Registration Statement or any Additional Registration Statement or make any amendment or supplement to the Prospectus to which you shall reasonably object or file with the Commission any document which upon filing becomes an Incorporated

      Document and of which you shall not previously have been advised.

            (e) Prior to the execution and delivery of this Agreement, the Offerors have delivered to you, without charge, in such quantities as you have reasonably requested, copies of each Prepricing Prospectus. The Offerors consent to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Preferred Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Offerors.

            (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Offerors will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Offerors' consent to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Preferred Securities are offered by the several Underwriters and by all dealers to whom Preferred Securities may be sold, both in connection with the offering and sale of the Preferred Securities and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Offerors or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which upon filing, becomes an Incorporated Document) in order to comply with the Securities Act or any other law, the Offerors will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Offerors and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Offerors or the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

            (g) The Offerors will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky Laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Preferred Securities, in any jurisdiction where it is not now so subject.

            (h) The Offerors will make generally available to the Trust's security holders a consolidated earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of
      Section 11(a) of the Securities Act.

            (i) For a period of five years following the date of issuance of the Securities, the Company will furnish to you, (i) as soon as available, a copy of all reports and other communications (financial or otherwise) of the Company mailed to stockholders or filed by the Company with the Commission or any national securities exchange on which any security of the Company may be listed or quoted and a copy of each Annual Report on Form 10-K, each quarterly report on Form 10-Q and each current report on Form 8-K filed by the Company with the Commission under the Exchange Act, and (ii) from time to time such other information concerning the Company as you may reasonably request and the Trust will furnish to you, upon your request, a copy of each report of the Trust mailed to holders of Preferred Securities or Common Securities.

            (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Offerors to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

            (k) The Trust will apply the net proceeds from the sale of the Preferred Securities, and the Company will apply the net proceeds from the sale of the Convertible Debentures, substantially in accordance with the description set forth in the Prospectus under "Use of Proceeds".

            (l) If required by the rules of the Commission, the Offerors will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act and will advise you of the time and manner of such filing.

            (m) Each of the Trust and the Company agree, during the period beginning on the date of this Agreement and continuing to and including the date that is 90 days after the Closing Date, not to offer, sell, contract to offer, sell or otherwise dispose of any preferred securities, any preferred stock, any common stock or any other securities (including any backup undertakings for such preferred stock or other securities) of the Company or of the Trust, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either the Trust or the Company, without the prior written consent of Smith Barney Inc.

            (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Preferred Securities to facilitate the sale or resale of the Preferred Securities.

            (o) The Company will use its best efforts to have the Preferred Securities listed on the Nasdaq. If the Convertible Debentures are distributed on the occurrence of a Tax Event (as defined in the Prospectus), the Company will use its best efforts to have such Convertible Debentures listed on Nasdaq or such other exchange where the Preferred Securities are listed.

            6. Representations and Warranties of the Offerors. The Company and the Trust, jointly and severally, represent and warrant to, and agree with, each Underwriter that as of the date hereof, as of the Closing Date referred to in Section 4 hereof, and as of each Option Closing Date if any, as referred to in Section 4 hereof:

            (a) Each Prepricing Prospectus complied in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) Each of the Offerors and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, any Additional Registration statement when filed with the Commission pursuant to Rule 462(b) under the Securities Act and the Prospectus and any supplement and amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Offerors in writing by or on behalf of any Underwriter through you expressly for use therein.

            (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (d) The execution and delivery of, and the performance by the Company and the Trust of their respective obligations under this Agreement have been duly and validly authorized by the Company and the Trust, respectively, and this Agreement has been duly executed and delivered by the Company and the Trust, respectively, and is enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors rights generally and subject to the applicability of general principles of equity and except as rights to indemnity hereunder may be limited by federal securities laws.

            (e) The Offerors have not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Preferred Securities, will not distribute any offering materials in connection with the offering and sale of the Preferred Securities other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act.

            (f) Each of: (i) Arthur Andersen, LLP, the accountants who certified the financial statements and supporting schedules of the Company included in the Registration

      Statement, (ii) Deloitte & Touche, LLP, the accountants who certified the financial statements and supporting schedules of the Fuel Tank Division of Dyno Industrier A.S. ("Dyno"), incorporated by reference in the Registration Statement and (iii) Ernst & Young Audit (Paris, France), the accountants who certified the financial statements and supporting schedules of Marwal Systems, S.N.C. ("Marwal"), incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and Securities Act regulations.

            (g) The financial statements included in the Registration Statement and the Prospectus (or incorporated by reference therein, as the case may be), together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, Dyno and Marwal at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, Dyno and Marwal for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

            (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock except as is described in the Prospectus.

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Declaration, the Indenture, the Guarantees and the Convertible Debentures and to purchase, own and hold the Common Securities issued by the Trust; and the Company is duly registered and qualified as a foreign corporation to conduct its business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (j) Each significant subsidiary of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act (a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (which is listed opposite the name of each subsidiary in Schedule II hereto), has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly registered and qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

      The only subsidiaries of the Company are the subsidiaries listed in
      Schedule II hereto.

            (k) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the respective dates presented; and the Preferred Securities, the Common Securities, the Conversion Shares, the Convertible Debentures, the Declaration, the Preferred Securities Guarantee Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," "Effect of Obligations Under the Convertible Debentures and the Guarantee" and "Description of Capital Stock".

            (l) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus, and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus, and any amendment or supplement thereto.

            (m) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (n) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company.

            (o) The Declaration has been duly authorized by the Company and, when validly executed and delivered by the Company and the Regular Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Institutional Trustee, the Declaration will be a valid and legally binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity regardless of whether enforcement is considered a proceeding in equity or at law; and the Declaration has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus and any amendment or supplement thereto;

            (p) The Regular Trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Declaration.

            (q) The Preferred Securities Guarantee Agreement has been duly and validly authorized by the Company and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to the fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity regardless of whether enforcement is considered a proceeding in equity or at law; and the Preferred Securities
      Guarantee Agreement has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus and any amendment or supplement thereto;

            (r) The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware and the Preferred Securities have been registered under the Exchange Act and authorization for quoting the Preferred Securities on Nasdaq has been given, subject only to official notice of issuance.

            (s) The Indenture has been duly authorized by the Company, and, when validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity regardless of whether enforcement is considered a proceeding in equity or at law; and the Indenture has been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

            (t) The Convertible Debentures have been duly authorized by the Company, and when validly executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Convertible Debentures will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity regardless of whether enforcement is considered a proceeding in equity or at law; and the Indenture conforms to the description thereof in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

            (u) The Company's obligations under the Preferred Security Guarantee are (i) subordinated and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock or preference stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Common Stock.

            (v) The Convertible Debentures are subordinate in right of payment to all existing and future Senior Indebtedness (as defined in the Indenture) of the Company.

            (w) To the knowledge of the Offerors, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents; the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on December [ ], 1996; and neither the Company, any Significant Subsidiaries of the Company or the Trust is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any subsidiary or the Trust is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect.

            (x) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

            (y) Except as described in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any Significant Subsidiary of the Company or the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company or the Trust is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (z) There are not contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (aa) Neither the issuance and sale of the Preferred Securities by the Trust, the extension of the Guarantee by the Company, the issuance and sale of the Convertible Debentures by the Company, the execution, delivery or performance of the Declaration, the Indenture and the Guarantees by the Offerors, nor the consummation by the Offerors of the transactions contemplated hereby and thereby and compliance by the Offerors with their respective obligations hereunder and thereunder (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Securities Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of its Significant Subsidiaries or the Declaration or Certificate of Trust of the Trust or
      (B) conflicts or will conflict with, in any material respect, or constitutes or will constitute a breach of, or a default, in any material respect, under, any material agreement, indenture, lease or other instrument to which the Company, any of its Significant Subsidiaries or the Trust is a party or by which any of them or any of their respective properties may be bound, except any such conflict or conflicts that in the aggregate would not result in a Material Adverse Effect or (C) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree of any government, government instrumentality or court, domestic or foreign, applicable to the Company, any of its Significant Subsidiaries or the Trust or any of their respective properties, except any such violation or violations that in the aggregate would not result in a Material Adverse Effect, or (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Significant Subsidiaries or the Trust pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (bb) The Company and its Significant Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and to the knowledge of the Company such Governmental Licenses are in full force and effect; the Company and its Significant Subsidiaries are in material compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (cc) The Company and its Significant Subsidiaries have good and marketable title to all real property owned by the Company and its Significant Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all material liens, security interests, claims, restrictions, mortgages, pledges, or encumbrances of any kind except such as (A) are described in the Prospectus; or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and currently proposed to be made of such property by the Company or any of its Significant Subsidiaries; and all of the leases and subleases material to the business of the Company and its Significant Subsidiaries, considered as one enterprise, and under which the Company or any of its Significant Subsidiaries holds properties described in the Prospectus, are valid, existing and enforceable, and neither the Company nor any Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Significant Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except as such would not in the aggregate result in a Material Adverse Effect.

            (dd) Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

            (ee) Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Significant Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, ground-water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Significant Subsidiaries and (D) there are no events or circumstances to the knowledge of the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Significant Subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (ff) There are no persons with registrations rights or other similar rights to have any security registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

            (gg) The Company and each of its Significant Subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its Significant Subsidiaries, except where the failure to file such returns or pay such taxes would not have a Material Adverse Effect; all material tax liabilities of the

      Company and its Significant Subsidiaries are adequately provided for on the books of the Company and its Significant Subsidiaries.

            (hh) The Company and each of the Company's Significant Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus or Registration Statement as being owned by them or any of them and owns, possesses or has the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Significant Subsidiaries with respect to the foregoing.

            (ii) Each of the Company and its Significant Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of
      Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and such regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and its Significant Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

            7. Indemnification and Contribution. (a) Each of the Trust and the Company, jointly and severally, agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the

Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Offerors by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage, liability or expense arises from the sale of the Preferred Securities by such Underwriter to any person if it shall be established that a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus and such correction would have cured the defect giving rise to such loss, claim, damage, liability or expense, provided that the Offerors have delivered the Prospectus to the several Underwriters in such quantity as the Underwriters reasonably request on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Trust or the Company may otherwise have.

            (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Trust or the Company, such underwriter or such controlling person shall promptly notify the Trust and the Company, and the Trust or the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Trust or the Company has agreed in writing to pay such fees and expenses, (ii) the Trust or the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Trust or the Company, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Trust or the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Trust or the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Trust and the Company together shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Trust and the Company shall not be liable for any settlement of any such action, suit or proceeding effected without the Company's written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Trust and the Company agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Company, the Company's directors, the Company's officers and the Regular Trustees who sign the Registration Statement, and any person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Trust and the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Trust, the Company, any of the Company's directors, any such officer or Regular Trustee, or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Trust or the Company by paragraph (b) above (except that if the Trust or the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Trust, the Company, the Company's directors, any such officer or Regular Trustee, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total compensation received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Trust and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) The Trust, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Preferred Securities set forth opposite their names in Schedule I hereto (or such numbers of Preferred Securities increased as set forth in Section 10 hereof) and not joint.

            (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent relating to any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of any indemnified party.

            (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Trust and the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Trust, the Company, the Company's directors or officers, the Regular Trustees, or any person controlling the Company, (ii) acceptance of any Preferred Securities and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Trust, the Company, the Company's directors or officers, the Regular Trustees, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

            8. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Preferred Securities as provided herein shall be subject to the accuracy, as of the date of this Agreement and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Offerors herein, to the performance by the Offerors of their obligations hereunder, and to the following additional conditions:

            (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto (or an Additional Registration Statement) to be declared or to become effective before the offering of the Preferred Securities may commence, the registration statement or such post-effective amendment or Additional Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Securities Act shall have been timely made; and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Offerors or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or its Significant Subsidiaries which, in your opinion as Representatives of the several Underwriters, would materially adversely affect the market for the Preferred Securities, or (ii) any event or development relating to or involving the Company or any officer of director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Preferred Securities.

            (c) You shall have received an opinion, dated the Closing Date, of Katten Muchin & Zavis, counsel to the Offerors, substantially in the form attached hereto as Exhibit A.

            (d) You shall have received an opinion, dated the Closing Date, of Richards Layton & Finger, special Delaware counsel to the Offerors, substantially in the form attached hereto as Exhibit B.

            (e) You shall have received an opinion, dated the Closing Date, of White & Case, counsel to the Delaware Trustee, the Institutional Trustee, the Indenture Trustee and the Guarantee Trustee, substantially in the form attached hereto as Exhibit C.

            (f) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to such matters regarding the

Offering of the Preferred Securities as you shall reasonably request.

            (g) The Company and the Trust shall each have furnished the Underwriters with a certificate, dated the Closing Date, and, in the case of the Company, signed by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Vice President, or the Treasurer, and the principal financial or accounting officer of the Company and, in the case of the Trust, signed by one of the Regular Trustees to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

            (i) the representations and warranties of the Company or the Trust, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company or the Trust, as the case may be, has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it hereunder at or prior to the Closing Date; and

           (ii) no stop order suspending the effectiveness of Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened.

            (h) You shall have received on the date hereof and on the Closing Date a letter from Arthur Andersen LLP, dated as of the date hereof and the Closing Date, substantially in the form heretofore approved by you.

            (i) On or after the date of this Agreement no downgrading shall have occurred in the rating accorded the Preferred Securities or the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act).

            (j) The Preferred Securities shall have been registered under the Exchange Act and shall have been approved for quotation on Nasdaq.

            (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            The obligations of the Underwriters to purchase any Additional Preferred Securities hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Option Closing Date and shall be revised to reflect the sale of the Additional Preferred Securities.

            9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it and by the Trust of its and the Trust's respective and joint obligations hereunder:
(i) the preparation, printing or reproduction, and filing (including filing fees) with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them and the Statement of Eligibility and Qualification of each of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the documents incorporated by reference in the Registration Statement, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Preferred Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Preferred Securities; (iv) the preparation of the preliminary and supplemental Blue Sky Memoranda in connection with the offering of the Preferred Securities; (v) the registration of the Preferred Securities under the Exchange Act and the listing of the Preferred Securities on the Nasdaq; (vi) the registration or qualification of the Preferred Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Institutional Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture

Trustee; (ix) the fees and expenses associated with obtaining ratings for the Preferred Securities from nationally recognized statistical rating organizations; (x) the transportation and other expenses incurred by or on behalf of the Offerors and the Underwriters in connection with presentations to prospective purchasers of the Preferred Securities; and (xi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including special Delaware counsel) for the Offerors.

            10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Preferred Securities may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission or, in the case of an Additional Registration Statement, upon the filing of such Additional Registration Statement. Until such time as this Agreement shall have become effective, it may be terminated by the Company or the Trust, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Offerors.

            If any one or more of the Underwriters shall fail or refuse to purchase Firm Preferred Securities which it or they are obligated to purchase hereunder, and the aggregate number of Firm Preferred Securities which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Firm Preferred Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Preferred Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Preferred Securities set forth opposite the names of all non-defaulting Underwriters, to purchase the Firm Preferred Securities which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Preferred Securities and the aggregate number of Firm Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate number of the Firm Preferred Securities and arrangements satisfactory to you and the Offerors for the purchase of such Firm Preferred Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Offerors are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Offerors. In any such case which does not result in termination of this Agreement, either you or the Offerors shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto, who, with your approval and the approval of the Offerors, purchases Firm Preferred Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

            Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

            11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Offerors, by notice to the Offerors, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Preferred Securities) there shall have occurred: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (ii) any banking moratorium declared by Federal or New York authorities; or (iii) any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Preferred Securities on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Preferred Securities by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

            12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the third page, and the statements in the first paragraph and the sixth paragraph under the caption "Underwriting" in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

            13. Miscellaneous. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Offerors, to the Company or to the Trust, care of the Company, at the office of the Company at 6242 Garfield Street, Cass City, Michigan 48726, Attention: Lambert E. Althaver, with a copy to Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693,
Attention: Howard S. Lanznar, Esq.; or (ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division, with a copy to General Counsel, Investment Banking Division and to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett, Esq.

            This Agreement has been and is made solely for the benefit of the several Underwriters, the Trust, the Company, the Company's directors and officers, the Regular Trustees,, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Preferred Securities in his status as such purchaser.

            14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the Sate of New York.

            This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

            Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters.

                                    Very truly yours,

                                    WALBRO CAPITAL TRUST


                                    By:  WALBRO CORPORATION,
                                            as Sponsor


                                    By:
                                         ----------------------------------
                                          Name:  Lambert E. Althaver
                                          Title: Chairman and Chief
                                                 Executive Officer


                                    WALBRO CORPORATION


                                    By
                                       ----------------------------------
                                       Name:  Lambert E. Althaver
                                       Title: Chairman and Chief
                                               Executive Officer

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
INTERSTATE/JOHNSON LANE CORPORATION


As Representatives of the Several Underwriters

By  SMITH BARNEY INC.


By
   ---------------------------
   Name:
   Title:

                                   SCHEDULE I

                              WALBRO CAPITAL TRUST
                 [    ]% Convertible Trust Preferred Securities


                                                     Number of Firm
Underwriters                                      Preferred Securities
------------                                      --------------------
Smith Barney Inc. ..............................
Interstate/Johnson Lane ........................         _________

      Total ....................................         2,000,000


                                  SCHEDULE II

                Significant Subsidiaries of Walbro Corporation

               Subsidiary                                Jurisdiction
               ----------                                ------------

        Walbro Automotive Corporation                     Delaware
        Walbro Engine Management Corporation              Delaware
        Whitehead Engineered Products, Inc.               Delaware
        Walbro Netherlands B.V.                           Netherlands
        Walbro Automotive GmbH                            Germany

                                                                       EXHIBIT A


                   [Form of Opinion of Katten Muchin & Zavis]


            1. The Company is a corporation duly organized, existing, and in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule A hereto.

            2. The shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

            3. Each significant subsidiary of the Company listed on Schedule B hereto (the "Subsidiaries") is a corporation duly organized, existing, and in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

            4. Except as described in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through Subsidiaries, free and clear of any: (i) perfected security interest, and (ii) to our knowledge any other security interest, lien, adverse claim or other encumbrance.

            5. Each Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule B hereto.

            6. To our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

            7. To our knowledge, except as disclosed in or specifically contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

            8. To our knowledge, all issued and outstanding stock options relating to the Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material respects.

            9. To our knowledge, no default exists in the due performance or observance by the Offerors of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or referred to in the Registration Statement or filed as an exhibit thereto.

            10. The Company has the corporate power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Company.

            11. The Indenture has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, the effects of general principles of equity, whether applied by a court of law or equity, and rights to indemnity and contribution by federal or state securities laws or principles of public policy.

            12. The Convertible Debentures have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor by the Trust in accordance with the Indenture and the Declaration, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, receivership, moratorium or other similar laws now or thereafter in effect relating to creditors' rights generally, the effects of general principles of equity, whether applied by a court of law or equity, and rights to indemnity and contribution by federal or state securities laws or principles of public policy.

            13. The Declaration has been duly authorized, executed and delivered by the Company.

            14. The Guarantees have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally, the effects of general principles of equity, whether applied by a court of law or equity, and rights to indemnity and contribution by federal or state securities laws or principles of public policy.

            15. The Conversion Shares have been duly authorized by the Company and reserved for issuance upon conversion of the Convertible Debentures and, if and when issued in accordance with the Indenture at conversion prices at or in excess of the par value of such Conversion Shares, such Conversion Shares will be validly issued, fully paid and nonassessable.

            16. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the DGCL to subscribe for the Preferred Securities, the Convertible Debentures or the Conversion Shares.

            17. The statements made in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," "Effect of Obligations Under the Convertible Debentures and the Guarantee," and "Description of Capital Stock," insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, the Declaration and Certificate of Incorporation of the Company, have been reviewed by us and provide a fair summary thereof.

            18. Neither of the Offerors is required to be registered under the Investment Company Act of 1940, as amended.

            19. The Registration Statement and all post-effective amendments, if any, have become effective under the

Securities Act and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registation Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

            20. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any amendments or supplements thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects to the requirements of the Securities Act and the rules and regulations promulgated by the Commission thereunder.

            21. To our knowledge no consent, approval, authorization or other order of, or registration or qualification with, any court or other governmental agency or body (except as have been obtained or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Preferred Securities) is required on the part of the Company in connection with the authorization, issuance and delivery of the Preferred Securities by the Trust to the Underwriters pursuant to the Underwriting Agreement (the "Agreement"), or the performance by the Offerors of their respective obligations under the Declaration, the Guarantees, the Indenture and the Agreement (collectively, the "Transaction Documents"), the Convertible Debentures, the Preferred Securities and the Common Securities.

            22. The execution, delivery and performance by each Offeror of the Transaction Documents, the consummation by each Offeror of the transactions contemplated thereby and in the Prospectus, the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, compliance by each Offeror with the terms of the foregoing and the application of the proceeds from the sale of the Preferred Securities and the Convertible Debentures as contemplated by the Prospectus do not and will not result in any violation of the Certificate of Incorporation or By-laws of the Company or the Certificate of Trust, and do not and will not (a) conflict with, or constitute a breach of any of the terms or provisions of, or constitute a default under, in any material respect, of any material agreement, indenture, lease, or other instrument known to us to which the Offerors are a party, or other than as described in the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Offerors under any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument filed as an exhibit to or incorporated by reference in the Registration Statement (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect) or (b) result in any violation in any material respect of any existing applicable law, regulation, judgment, injunction, order or decree known to us, applicable to the Offerors or any of their properties.

            23. To the best of our knowledge, there are no persons with written registration or other similar rights to have any securities registered by the Company under the Registration Statement.

            24. The statements made in the Prospectus set forth under the captions "Risk Factors -- Option to Extend Interest Payment Periods," "Risk Factors -- Proposed Tax Legislation," "Description of the Convertible Debentures -- Proposed Tax Legislation" and "United States Federal Income Taxation" fairly present the material U.S. federal income tax consequences of an investment in the Preferred Securities as described under "United States Federal Income Taxation -- General."

            25. There are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Documents that are not described or filed as required, as the case may be.

            26. The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be considered the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

            27. Each of the Declaration, the Indenture and the Preferred Securities Guarantee have been duly qualified under the Trust Indenture Act of 1939.

            In addition, we have participated in conferences with officers, the Trustees and other representatives of the Offerors, representatives of the independent accountants for the Company, your representatives and representatives of your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, except to the extent set forth in paragraph [22] above, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no belief with respect to the financial statements and other financial or statistical data included or incorporated by reference therein or excluded therefrom, including the Forms T-1.

            We also confirm that, based solely on a review of our litigation docket, an officer's certificate from a Company officer having general responsibility for such matters and a review of recent attorneys' letters to independent public accountants, to our knowledge, there are no actions or proceedings against the Company pending or threatened in writing before any court, governmental agency or arbitrator, which (i) seek to affect the enforceability of the Agreement or the Transaction Documents or (ii) are required to be described in the Prospectus which are not described.

            Our opinions above are limited to the laws of the State of Illinois, the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We have assumed for the purposes of this opinion that the law of New York is identical to the law of Illinois.

            This opinion is given as of the date hereof and we assume no obligation to advise you of any changes that may hereafter be brought to our attention. This opinion is furnished to you solely for your benefit in connection with the closing under the Underwriting Agreement occurring today and is not to be quoted in whole or part or otherwise referred to, nor is it to be filed with any government agency or other person without our prior written consent. No one other than the addressees hereof are entitled to rely on this opinion.

                                                                       EXHIBIT B


                 [Form of Opinion of Richards Layton & Finger]


            1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act.

            2. Under the Declaration and the Delaware Act, the Trust has the trust power and authority to enter into and perform its obligations under the Agreement, and under the Declaration and the Delaware Act the Agreement has been duly authorized, executed and delivered by all necessary trust action on the part of the Trust.

            3. The Declaration constitutes a valid and binding obligation of the Company and the Delaware Trustee, and is enforceable against the Company and the Delaware Trustee, in accordance with its terms subject to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

            4. Under the Declaration and the Delaware Act, the Trust has the trust power and authority to issue and sell and perform its obligations under the Trust Securities and to purchase and hold the Convertible Debentures.

            5. The Preferred Securities have been duly authorized for issuance by the Declaration and, when issued, executed and authenticated pursuant to the Declaration and delivered and paid for in accordance with the Agreement, will be, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration (subject to the terms of the Declaration), except to the extent that the enforcement of the Declaration is subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the right and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. The holders of the Preferred

Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Preferred Securities may be obligated, pursuant to the Declaration, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Security certificates and the issuance of replacement Preferred Security certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

            6. The issuance and sale by the Trust of the Trust Securities, the performance by the Trust of its obligations under the Trust Securities and the Agreement and the purchase by the Trust of the Convertible Debentures, do not violate the Declaration or any applicable law of the State of Delaware or require any approval of any governmental authority of the State of Delaware.

            7. The holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware or any political subdivision or taxing authority thereof.

                                                Very truly yours,

                                                                     EXHIBIT C


                       [Form of Opinion of White & Case,
                     counsel to the Institutional Trustee,
                the Guarantee Trustee and the Indenture Trustee
                         (collectively, the "Trustee")]




1. The Trust Company is duly incorporated and is validly existing in good standing as a banking corporation with trust powers under the laws of the State of New York.

2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Indenture.

3. The Preferred Securities Guarantee Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Guarantee Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Guarantee Agreement.

4. The Institutional Trustee has the requisite power and authority to execute and deliver the Trust Agreement, and has taken all necessary corporate action to authorize the execution and delivery of the Trust Agreement.

5.      Each of the Indenture and the Preferred Securities Guarantee
Agreement has been duly executed and delivered by the Indenture Trustee and the Preferred Securities Guarantee Trustee, respectively, and constitutes a legal, valid and binding obligation of the Indenture Trustee and the Preferred Securities Guarantee Trustee, respectively, enforceable against the Indenture Trustee and the Preferred Securities Guarantee Trustee, respectively in accordance with its respective terms, except that certain payment obligations may be enforceable solely against the assets of the Trust and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and transfer or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), and by the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

6. The Convertible Subordinated Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.


                                    C-1